Exhibit 99.1

e.l.f. Beauty, Inc. Announces Third Quarter 2016 Results

- Delivers double digit net sales growth over Q3 2015 -

OAKLAND, California; November 10, 2016 — e.l.f. Beauty, Inc. (NYSE: ELF), today announced results for the three- and nine-month periods ended September 30, 2016.

Tarang Amin, Chairman and Chief Executive Officer stated, “We are pleased to report strong third quarter results reflecting double-digit growth in net sales, significant gross margin expansion and progress toward our mission to make luxurious beauty accessible for all women to play beautifully®. This performance is especially gratifying as we drove sales growth on top of the launch to 6,900 CVS stores in the third quarter of 2015.”

Three Months Results Ended September 30, 2016

Net sales increased 11%, or $5.5 million to $56.3 million, from the third quarter of 2015, primarily driven by growth in leading national retailers. Gross margin expanded by approximately 650 basis points to 58% from 51% in the third quarter of 2015, primarily as a result of margin accretive innovation.

Selling, general and administrative expenses (“SG&A”) increased to 55% of net revenue, compared to 38% of net revenue in the third quarter of 2015, primarily due to continued investment to support long-term growth. SG&A includes $6.8 million of costs and expenses that are non-cash or that management does not believe are reflective of the Company’s ongoing operations. Adjusted SG&A, excluding the aforementioned $6.8 million of costs and non-cash expenses, was 43% of net revenue, compared to 33% of net revenue in the same period in fiscal 2015.

On a GAAP basis, net loss attributable to common stockholders was $373.6 million, or $73.13 per share, based on a weighted-average share count of 5.1 million shares. This compares to a net loss attributable to common stockholders of $4.7 million, or $154.42 per share, based on a weighted-average share count of 30,400 shares in the third quarter of 2015. In both periods, the net loss attributable to common stockholders included non-cash preferred stock accretion charges that do not impact net income.

Adjusted net income increased 17% to $4.5 million, or $0.09 per share, based on a pro forma diluted share count of 50.3 million shares. This compares to adjusted net income of $3.9 million, or $0.08 per share, based on a pro forma share count of 50.3 million shares in the third quarter of 2015.

Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $11.7 million compared to Adjusted EBITDA of $12.3 million in the third quarter of 2015.

Nine Months Results Ended September 30, 2016

Net sales increased 22%, or $27.2 million to $153.1 million, from the first nine months of 2015, primarily driven by growth in leading national retailers. Gross margin expanded by approximately 500 basis points to 57% from 52% in the first nine months of 2015, primarily as a result of margin accretive innovation.

SG&A increased to 51% of net revenue, compared to 40% of net revenue in the first nine months of 2015, primarily due to continued investment to support long-term growth. SG&A includes $12.9 million of costs and expenses that are non-cash or that management does not believe are reflective of the Company’s ongoing operations. Adjusted SG&A, excluding the aforementioned $12.9 million of costs and non-cash expenses, was 43% of net revenue compared to 37% of net revenue in the first nine months of 2015.

On a GAAP basis, net loss attributable to common stockholders was $504.1 million, or $234.34 per share, based on a weighted-average share count of 2.2 million shares. This compares to a net loss attributable to common stockholders of $7.9 million, or $276.81 per share, based on a weighted-average share count of 28,600 shares in the first nine months of 2015. In both periods, the net loss attributable to common stockholders included non-cash preferred stock accretion charges that do not impact net income.

Adjusted net income increased 29% to $8.8 million, or $0.17 per share, based on a pro forma diluted share count of 50.3 million shares. This compares to adjusted net income of $6.8 million, or $0.13 per share, based on a pro forma diluted share count of 50.3 million shares in the first nine months of 2015.

Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $31.7 million, compared to Adjusted EBITDA of $28.6 million in the first nine months of 2015.

Initial Public Offering

On September 27, 2016, the Company completed its initial public offering of 9,583,333 shares of common stock at a public offering price of $17.00 per share. Selling stockholders sold 5,583,333 shares of common stock (including 1,250,000 shares sold pursuant to the underwriters’ over-allotment option), and the Company sold 4,000,000 shares of common stock resulting in total net proceeds to the Company of $63.2 million after deducting underwriters’ discounts and commissions. The Company incurred offering costs of $8.3 million in connection with the initial public offering, which were charged to additional paid-in capital. The Company used a portion of the net proceeds to repay $40.0 million in principal amount of indebtedness, which represented a repayment in full of its $40.0 million second lien term loan facility. The repayment resulted in a loss on extinguishment of debt in the amount of approximately $0.9 million, which was recognized in interest expense in the third quarter of 2016.

Company Outlook

	Full Year 2016 Outlook	Full Year 2015 Actual Results
Net Sales	$227 million	$191 million
Adjusted EBITDA	$50 million	$46 million
Adjusted Net Income	$15 million	$14 million
Adjusted Pro Forma Diluted EPS	$0.30	$0.27

Third Quarter 2016 Conference Call

The Company will hold a conference call today November 10, 2016 at 4:30 p.m. Eastern Time to discuss the Company’s third quarter 2016 results. Investors and analysts interested in participating in the call are invited to dial (888) 686-9699 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at: http://investor.elfcosmetics.com/ and remain available for 90 days. A telephone replay of this call will be available at 7:30 p.m. ET on November 10, 2016 until 11:59 p.m. ET on November 17, 2016 and can be accessed by dialing (877) 870-5176 and entering replay pin number 5626822.

About e.l.f. Beauty, Inc.

e.l.f. makes luxurious beauty accessible for all women to play beautifully®. Established in 2004 as an e-commerce business (www.elfcosmetics.com), e.l.f. has become a true multi-channel brand through its own stores and national distribution at Target, Walmart, CVS, Old Navy and other leading retailers. By engaging young, diverse makeup enthusiasts with innovative, high-quality cosmetics at an extraordinary value, e.l.f. has become one of the fastest growing cosmetics companies in the U.S.

For more information about e.l.f., visit the Company’s website at http://www.elfcosmetics.com.

Note Regarding Non-GAAP Financial Measures

This press release includes references to Adjusted SG&A, Adjusted Net Income, EBITDA, Adjusted EBITDA and Adjusted Pro Forma EPS. The Company presents these measures because its management uses these as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties, in evaluating the Company’s performance. The measures referenced above are not measurements of financial performance under GAAP and they should not be considered as alternatives to measures of performance derived in accordance with GAAP. In addition, these alternative measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These alternative measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these alternative measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation. These non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures later in the tables at the end of this press release. With respect to the Company’s expectations under “Company Outlook” above, the Company is not able to provide a quantitative reconciliation of the

Adjusted EBITDA, Adjusted Net Income and Adjusted Pro Forma Diluted EPS guidance non-GAAP measures to the corresponding Net Income and Diluted EPS GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements discuss the Company’s current expectations, estimates and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. These statements, including those under the heading “Company Outlook,” are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, but are not limited to: the Company’s ability to grow Net Sales, Adjusted EBITDA, Adjusted Net Income and Adjusted Pro Forma Diluted EPS as anticipated; the Company’s ability to effectively compete with other cosmetics companies; the Company’s ability to successfully introduce new products; the loss of one or more of the Company’s key retail customers or if the general business performance of its key retail customers declines; the consequences if the Company fails to maintain the quality, performance and safety of its products; the Company’s ability to successfully implement its growth strategy; the Company’s ability to grow its business at historic rates, or at all, and to manage growth effectively; any damage to the Company’s reputation or brand; the loss of, or damage to, the Company’s warehouse and distribution center and/or the manufacturing facilities or distribution centers of its third-party manufacturers and suppliers; the loss of the third-party suppliers, manufacturers, distributors and other vendors that the Company relies on to produce products or provide services that are consistent with its standards or applicable regulatory requirements; the Company’s ability to effectively manage its inventory; the Company’s ability to manage its debt obligations; the Company’s ability to maintain sufficient liquidity to sustain its business and meet seasonal working capital requirements; the Company’s ability to protect against service interruptions, data corruption, cyber-based attacks or network security breaches, and to effectively resolve issues in a timely manner if they occur; the Company’s ability to protect sensitive information of its consumers and information technology systems against security breaches; the Company’s ability to manage the political, legal and economic risks associated with its operations in China; and other risks and uncertainties that may be described from time to time in the Company’s reports and filings with the Securities and Exchange Commission, including the risks and uncertainties set forth in the Company’s prospectus filed with the Securities and Exchange Commission on September 22, 2016 pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, as amended, and speak only as of the date hereof. The Company undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaims any obligation to do so other than as may be required by law.

e.l.f. Beauty, Inc. and subsidiaries

Condensed consolidated statements of operations

(unaudited)

(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2015	2016	2015	2016
Net sales	$50,783	$56,312	$125,977	$153,132
Cost of sales	24,781	23,834	60,677	66,217

Gross profit	26,002	32,478	65,300	86,915
Selling, general, and administrative expenses	19,498	31,002	50,666	78,807

Operating income	6,504	1,476	14,634	8,108
Other income (expense), net	(4,172)	288	(917)	2,253
Interest expense, net	(3,194)	(5,192)	(9,475)	(11,588)

Income (loss) before provision for income taxes	(862)	(3,428)	4,242	(1,227)
Income tax benefit (provision)	114	1,051	(2,312)	(61)

Net income (loss)	$(748)	$(2,377)	$1,930	$(1,288)

Comprehensive income	$(748)	$(2,377)	$1,930	$(1,288)

Net loss per share — basic and diluted:	$(154.42)	$(73.13)	$(276.81)	$(234.34)
Weighted average number of shares outstanding — basic and diluted:	30,443	5,109,016	28,553	2,151,324

e.l.f. Beauty, Inc. and subsidiaries

Condensed consolidated balance sheets

(unaudited)

(in thousands, except share and per share data)

	September 30, 2015	December 31, 2015	September 30, 2016
Assets
Current assets:
Cash	$1,323	$14,004	$21,084
Accounts receivable, net	19,677	22,475	33,931
Inventories	48,827	31,261	41,308
Prepaid expenses and other current assets	4,801	2,978	10,065

Total current assets	74,628	70,718	106,388
Property and equipment, net	8,835	9,854	15,019
Intangible assets, net	123,350	121,282	115,074
Goodwill	157,264	157,264	157,264
Deferred tax assets	240	262	14
Other assets	1,803	1,692	1,699

Total assets	$366,120	$361,072	$395,458

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Current portion of long-term debt and capital lease obligations	$15,425	$10,325	$4,619
Accounts payable	17,625	11,114	21,493
Accrued expenses and other current liabilities	11,550	13,713	32,822
Due to related parties	423	—	—
Foreign currency forward contracts, current portion	5,052	10,702	2,369

Total current liabilities	50,075	45,854	61,303
Long-term debt and capital lease obligations	134,982	134,594	156,831
Deferred tax liabilities	43,201	42,126	42,072
Foreign currency forward contracts, net of current portion	2,244	—	—
Other long-term liabilities	1,296	1,601	2,498

Total liabilities	231,798	224,175	262,704

Convertible preferred stock, par value of $0.01 per share; 200,000 shares authorized and 135,041 shares issued and outstanding as of December 31, 2015; liquidation preference of $197,295 as of December 31, 2015; no shares authorized, issued or outstanding as of September 30, 2016	155,162	197,295	—

Stockholders’ equity (deficit):
Preferred stock, par value of $0.01 per share; no shares authorized, issued or outstanding as of December 31, 2015; 30,000,000 shares authorized as of September 30, 2016; no shares issued and outstanding as of September 30, 2016	—	—	—
Common stock, par value of $0.01 per share; 13,800,000 and 250,000,000 shares authorized as of December 31, 2015 and September 30, 2016, respectively; 34,493 and 45,255,757 shares issued and outstanding as of December 31, 2015 and September 30, 2016, respectively	—	—	437
Additional paid-in capital	6,637	6,785	699,364
Accumulated deficit	(27,477)	(67,183)	(567,047)

Total stockholders’ equity (deficit)	(20,840)	(60,398)	132,754

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$366,120	$361,072	$395,458

e.l.f. Beauty, Inc. and subsidiaries

Condensed consolidated statements of cash flows

(unaudited)

(in thousands)

	Nine months ended September 30,
	2015	2016
Cash flows from operating activities:
Net income (loss)	$1,930	$(1,288)
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	6,177	6,209
Depreciation of property and equipment	1,215	3,369
Stock-based compensation expense	356	5,589
Amortization of debt issuance costs and discount on debt	802	1,504
Deferred income taxes	(2,836)	193
Debt prepayment penalty	—	400
Loss on disposal of fixed assets	—	235
Compensation expense paid to seller	489	—
Loss/(gain) on foreign currency forward contracts	1,336	(8,333)
Other, net	23	(93)
Changes in operating assets and liabilities:
Accounts receivable	7,247	(11,503)
Inventories	(19,714)	(9,907)
Prepaid expenses and other assets	(2,212)	(8,315)
Accounts payable and accrued expenses	8,797	23,592
Other liabilities	482	897
Due to related parties	(731)	—

Net cash provided by operating activities	3,361	2,549

Cash flows from investing activities:
Purchase of property and equipment	(7,812)	(5,553)
Proceeds from sale of property and equipment	—	84
Acquisition of intangible assets	(100)	—

Net cash used in investing activities	(7,912)	(5,469)

Cash flows from financing activities:
Proceeds from revolving line of credit	25,400	5,500
Repayment of revolving line of credit	(22,250)	(13,200)
Deferred offering costs paid	—	(5,574)
Proceeds from long term debt	—	62,294
Repayment of long term debt	(1,969)	(42,369)
Cash received from issuance of common stock	25	64,034
Proceeds from repayment of employee note receivable	—	7,912
Dividend paid	—	(68,000)
Debt prepayment penalty	—	(400)
Other, net	—	(197)

Net cash provided by financing activities	1,206	10,000

Net increase / (decrease) in cash	(3,345)	7,080
Cash — beginning of period	4,668	14,004

Cash — end of period	$1,323	$21,084

e.l.f. Beauty, Inc. and subsidiaries

Reconciliation of GAAP Net income (loss) to non-GAAP Adjusted EBITDA

(unaudited)

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2016	2015	2016
Net income (loss)	$(748)	$(2,377)	$1,930	$(1,288)
Interest expense	3,194	5,192	9,475	11,588
Provision (benefit) for income taxes	(114)	(1,051)	2,312	61
Depreciation and amortization	2,796	3,347	7,392	9,578

EBITDA	$5,128	$5,111	$21,109	$19,939
Transaction-related expenses (a)	126	—	705	—
Costs related to “restructuring” of operations (b)	1,168	807	1,589	4,651
Initial public offering costs (c)	316	551	635	945
Stock-based compensation	158	4,433	356	5,589
Management fee (d)	312	400	662	875
Pre-opening costs (e)	5	577	64	807
Customer expansion costs (f)	(124)	—	755	350
Other non-cash and non-recurring costs	122	—	122	—
(Gains) / losses on foreign currency contracts (g)	5,097	(191)	2,615	(1,502)

Adjusted EBITDA	$12,308	$11,688	$28,612	$31,654

(a) Represents transaction-related expenses related to the acquisition of e.l.f. Cosmetics, Inc.

(b) Represents costs associated with the restructuring of the Company’s operations including the transition of the Company’s New Jersey warehouse and distribution center in 2016 and the reorganization of its operations in China in 2015.

(c) Represents expenses related to preparing for and completing the Company’s initial public offering.

(d) Represents management fees paid to TPG Growth II Management, LLC.

(e) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(f) Represents costs associated with securing additional distribution space, slotting expense, freight and certain costs related to installation of fixtures.

(g) Represents non-cash (gains) / losses on the Company’s foreign currency contracts.

e.l.f. Beauty, Inc. and subsidiaries

Reconciliation of GAAP SG&A to non-GAAP SG&A

(unaudited)

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2015	2016	2015	2016
Selling, general, and administrative expenses	$19,498	$31,002	$50,666	$78,807
Transaction-related expenses (a)	(126)	—	(705)	—
Costs related to “restructuring” of operations (b)	(1,168)	(807)	(1,589)	(4,651)
Initial public offering costs (c)	(316)	(551)	(635)	(945)
Stock-based compensation	(158)	(4,433)	(356)	(5,589)
Management fee (d)	(312)	(400)	(662)	(875)
Pre-opening costs (e)	(5)	(577)	(64)	(807)
Customer expansion costs (f)	(311)	—	(311)	—
Other non-cash and non-recurring costs	(122)	—	(122)	—

Adjusted selling, general, and administrative expenses	$16,980	$24,234	$46,222	$65,940

(a) Represents transaction-related expenses related to the acquisition of e.l.f. Cosmetics, Inc.

(b) Represents costs associated with the restructuring of the Company’s operations including the transition of the Company’s New Jersey warehouse and distribution center in 2016 and the reorganization of its operations in China in 2015.

(c) Represents expenses related to preparing for and completing the Company’s initial public offering.

(d) Represents management fees paid to TPG Growth II Management, LLC.

(e) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(f) Represents costs associated with securing additional distribution space, freight and certain costs related to installation of fixtures.

e.l.f. Beauty, Inc. and subsidiaries

Reconciliation of GAAP Net income (loss) to non-GAAP Adjusted net income

(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2015	2016	2015	2016
Net income (loss)	$(748)	$(2,377)	$1,930	$(1,288)
Transaction-related expenses (a)	126	—	705	—
Costs related to “restructuring” of operations (b)	1,168	807	1,589	4,651
Initial public offering costs (c)	316	551	635	945
Stock-based compensation	158	4,433	356	5,589
Management fee (d)	312	400	662	875
Pre-opening costs (e)	5	577	64	807
Customer expansion costs (f)	(124)	—	755	350
Other non-cash and non-recurring costs	122	—	122	—
(Gains) / losses on foreign currency contracts (g)	5,097	(191)	2,615	(1,502)
Interest expense (h)	—	932	—	932
Tax Impact (i)	(2,578)	(626)	(2,647)	(2,587)

Adjusted Net Income	$3,854	$4,506	$6,786	$8,772

Fully-diluted pro forma share count (j)	50,276,316	50,276,316	50,276,316	50,276,316
Adjusted pro forma diluted earnings per share	$0.08	$0.09	$0.13	$0.17

(a) Represents transaction-related expenses related to the acquisition of e.l.f. Cosmetics, Inc.

(b) Represents costs associated with the restructuring of the Company’s operations including the transition of the Company’s New Jersey warehouse and distribution center in 2016 and the reorganization of its operations in China in 2015.

(c) Represents expenses related to preparing for and completing the Company’s initial public offering.

(d) Represents management fees paid to TPG Growth II Management, LLC.

(e) Represents costs associated with e.l.f. stores incurred prior to the store opening, including legal-related costs, rent and occupancy expenses, marketing and other store operating supply expenses.

(f) Represents costs associated with securing additional distribution space, slotting expense, freight and certain costs related to installation of fixtures.

(g) Represents non-cash (gains) or losses related to the Company’s foreign currency contracts.

(h) Represents the prepayment penalty and acceleration of deferred financing fees related to the repayment of the Company’s second lien term loan with proceeds from the Company’s initial public offering.

(i) Represents the tax impact of the above adjustments, as well as the exclusion of the impact of a one-time deferred tax rate adjustment.

(j) Presented on a fully-diluted basis utilizing the treasury stock method, and reflects the number of shares issued with the initial public offering in September 2016 as if they had been outstanding as of January 1, 2015.

Investor Relations Contact:

ICR, Inc.

Investors:

Allison Malkin / Anne Rakunas

(203) 682-8200 / (310) 954-1113

or

Media:

Brittany Rae Fraser

(646) 277-1231

ELF-ER